                                                                  Exhibit 10.1.2

                   AMENDED AND RESTATED BRIDGE LOAN AGREEMENT
                   ------------------------------------------

              This AMENDED AND RESTATED BRIDGE LOAN AGREEMENT (this "Agreement")
is made as of October 2, 2003 by and between ORMAT NEVADA, INC. (the
"Borrower"), a Delaware corporation having its principal place of business at
980 Greg Street, Sparks, Nevada 89431-6039, and BANK LEUMI USA (the "Bank"), a
New York State chartered banking institution with its office at 564 Fifth
Avenue, New York, NY 10036.

              The Borrower and the Bank heretofore entered into a Bridge Loan
Agreement, made as of May 2, 2002, which was subsequently amended by a First
Amendment made as of July 11, 2002, and letter agreements dated April 30 and
July 2, 2003 (the said Bridge Loan Agreement as so amended is the "Initial
Agreement"). This Agreement amends, restates and supersedes the Initial
Agreement.

                                 1. DEFINITIONS

              Certain capitalized terms are defined below:

              Affiliate: Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and
Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

              Agreement: See preamble, which term shall include this Agreement and the Schedules hereto, all as amended and in effect from time to time.

              Bank: Bank Leumi USA.

              BLITA: Bank Leumi Le-Israel B.M., an Israeli banking institution and an Affiliate of the Bank.

              Borrower:  Ormat Nevada, Inc.

              Business Day: Any day on which banks in New York, NY, are open for business generally.

              Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

              Commitment: The undertaking of the Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed the Commitment Amount; provided, however, that the Bank is in receipt of a Standby Letter of Credit in an amount which is not less than 105% of the intended outstanding principal amount of each
Loan (which Standby Letter of Credit shall be a condition precedent to making such Loan).

              Commitment Amount: $20,000,000.

              Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

              Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

              Drawdown Date: In respect of any Loan, the date on which such Loan is made to the Borrower.

              Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the
Comprehensive Environmental Response Compensation and Liability Act of 1980, the
Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water
Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees and orders arising under all such laws.

              ERISA: The Employee Retirement Income Security Act of 1974, as
amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

              Event of Default: Any of the events listed as such in the Restated
Note or in (section) VIII hereof.

              Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York,
or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

              Financials: In respect of any period, the balance sheet of any person or entity as at the end of such period, and the related statement of income and statement of cash

flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

              GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, as in effect from time to time.

              Indebtedness: In respect of any entity, all obligations,
contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and (iv) all liabilities in respect of bankers' acceptances or letters of credit.

              Interest Period: As defined in the Restated Note.

              Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

              Loan: Any loan made or to be made to the Borrower pursuant to
(section) II hereof.

              Loan Documents: This Agreement, the Restated Note and the Standby
Letter of Credit in each case as from time to time amended or supplemented.

              Loan Request:  See (section) 2.1.

              Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

              Maturity Date: February 2, 2005, or such earlier date on which all
Loans may become due and payable pursuant to the terms hereof.

              Obligations: All indebtedness, obligations and liabilities of the
Borrower to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this
Agreement or any other Loan Document or in respect of any of the Loans or the
Restated Note or other instruments at any time evidencing any thereof.

              Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or final and binding determination of an arbitrator, court, or other

governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

              Restated Note: See (section) 2.1 .

              Standby Letter of Credit: One or more unconditional, irrevocable standby letters of credit in a total amount of not less than 105% of the outstanding principal amount of each Loan made up to the Commitment Amount issued by BLITA in favor of the Bank, and expiring not earlier than thirty (30)
days after the Maturity Date. The Standby Letter of Credit shall be available for drawing at any given time in an amount equal to the sum of the then outstanding principal, accrued interest and other amounts payable with respect to the Loans.

                            2. BRIDGE LOAN FACILITY

              2.1 Commitment to Lend.

              (a) On the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower such sums that the Borrower may request, from the date hereof until, but not including, the Maturity Date, provided that the sum of the outstanding principal amount of all Loans (after giving effect to amounts requested) shall at no time exceed the then applicable Commitment
Amount.

              (b) The Commitment Amount is Twenty Million Dollars ($20,000,000).

              (c) Loans shall be in the minimum aggregate amount of $1,000,000 or an integral multiple thereof. The Borrower shall deliver to the Bank and to
BLITA in writing or telephonically a notice of the principal amount of each requested Loan. Each such notice must be received by the Bank and by BLITA not later than 12:00 p.m. New York time three Business Days before the Drawdown Date
(which must be a Business Day). Subject to the foregoing, so long as the
Commitment is then in effect and the conditions set forth in Section VI hereof are fully satisfied as of such Drawdown Date, the Bank shall advance the amount requested to the Borrower's account at the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon is evidenced by an amended and restated promissory note (the
"Restated Note"), dated as of even date with this Agreement, in the maximum aggregate principal amount of $20,000,000.00 executed and delivered by the
Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank.

              2.2 Interest. The Borrower shall pay interest on the Loans in accordance with the terms of the Restated Note.

              2.3 Repayments, Prepayments and Reborrowings.

              (a) The Borrower shall pay to the Bank on the Maturity Date the entire unpaid principal of and interest on all Loans.

              (b) The Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of
$1,000,000 or an integral multiple thereof, upon written notice to the Bank given by 10:00 a.m. New York time on the Business Day before the date of such prepayment, of the amount to be prepaid. If prepayment is made on a date other than the last day of an Interest Period, Borrower shall also pay to the Bank additional compensation as prescribed in the Restated Note.

              (c) Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.

              (d) The Borrower may elect to reduce or terminate the Commitment
Amount by a minimum principal amount of $2,000,000 or an integral multiple thereof, upon written notice to the Bank given by 10:00 a.m. New York time at least two (2) Business Days prior to the date of such reduction or termination.
The Borrower shall not be entitled to increase or reinstate the Commitment
Amount following such reduction or termination.

                          3. CHANGES IN CIRCUMSTANCES

              If after the date hereof the Bank determines that (i) the adoption of or any change in any banking law, rule, regulation or guideline or the administration thereof (whether or not having the force of law), or (ii)
compliance by the Bank or its parent bank holding company with any guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Commitment or the Loans to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by the Bank to be material, the Bank may notify the Borrower thereof. The Borrower agrees to pay the Bank the amount of the
Borrower's allocable share of the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. The Bank agrees to allocate shares of such

reduction among the Borrower and the Bank's other customers similarly situated on a fair and nondiscriminatory basis.

                              4. FEES AND PAYMENTS

              4.1 Up-front Fees. Contemporaneously with execution and delivery of this Agreement, the Borrower shall pay to the Bank a one-time total up-front fee in the amount of $20,000.

              4.2 Commitment Fees. Until the earlier of the Maturity Date or the date upon which the Commitment is no longer in effect, the Borrower shall pay to the Bank, on the first day of each calendar quarter hereafter, and upon the
Maturity Date or the date upon which the Commitment is no longer in effect, a commitment fee calculated at a rate per annum which is equal to one quarter percent (1/4%) of the average daily difference by which the then applicable
Commitment Amount exceeds the aggregate of the outstanding Loans during the preceding calendar quarter or portion thereof.

              4.3 Manner of Payment. All payments to be made by the Borrower under this Agreement shall be made in U.S. dollars in immediately available funds at the Bank's office at 564 Fifth Avenue, New York, NY 10036 without set-off or counterclaim and without any withholding or deduction whatsoever. The
Bank shall be entitled to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder, or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding
Business Day. All computations of interest or of the commitment fee payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a
360-day year. The aggregate unpaid amount of Loans set forth on the Bank's internal records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's records shall not affect the obligations of the Borrower hereunder or under the Restated Note to make payments of principal of and interest on the Restated Note when due.

                       5. REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants to the Bank on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

              (a) the Borrower is duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Borrower of the Loan
       Documents (i) are within its corporate

       authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its Charter Documents;

              (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

              (c) the Borrower has good and marketable title to all its material properties, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others;

              (d) the Borrower has provided to the Bank its unaudited Financials as at December 31, 2002, and for the period then ended, and such
       Financials are complete and correct and fairly present the position of the Borrower as at such date and for such period in accordance with GAAP consistently applied;

              (e) since December 31, 2002, there has been no materially adverse change of any kind in the Borrower which would have a Materially Adverse
       Effect;

              (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

              (g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower, including borrowing under this Agreement (i) do not require any Consents;
       and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document,
       corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property; and

              (h) the Borrower is not in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of
       Law, in a manner which could have a Materially Adverse Effect.

                            6. CONDITIONS PRECEDENT

              In addition to the making of the foregoing representations and warranties, the payment of fees, and the delivery of the Loan Documents, the obligation of the Bank to

make each Loan hereunder shall be subject to the satisfaction, as of the date of the funding of each such Loan, of the following further conditions precedent:

              (a) BLITA shall have advanced funds to the Bank in the amount of such Loan;

              (b) the Standby Letter of Credit shall be in full force and effect;

              (c) the representations and warranties of the Borrower to the Bank shall be true and correct in all material respects as of the time made or claimed to have been made;

              (d) no Default or Event of Default shall be continuing;

              (e) all proceedings in connection with the transactions
       contemplated hereby shall be in form and substance satisfactory to the
       Bank, and the Bank shall have received all information and documents as it may have reasonably requested;

              (f) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan; and

              (g) prior to the funding of the first Loan under this Agreement, the Bank shall have received the legal opinion of counsel to the
       Borrower, substantially in the form attached as Exhibit A.

                                  7. COVENANTS

              7.1 Affirmative Covenants. The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will comply with its obligations as set forth throughout this Agreement and will:

              (a) furnish the Bank: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its
       Financials, prepared in accordance with GAAP, for such fiscal year, in such form as is satisfactory for inclusion in the audited Financials of
       Ormat Industries Ltd. (the ultimate parent company), and certified by the
       Borrower's accountants; (ii) as soon as available but in any event within sixty (60) days after the end of each fiscal quarter its unaudited
       Financials for such quarter, certified by its chief financial officer;
       and (iii) together with the quarterly and annual audited Financials, a certificate of the Borrower certifying that no Default or Event of
       Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

              (b) keep true and accurate books of account, maintain its current fiscal year and permit the Bank or its designated representatives to inspect the Borrower's premises during normal business hours and to examine and be advised as to such or other business records upon the request of the Bank;

              (c) (i) maintain its corporate existence, business and assets,
       (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws;

              (d) notify the Bank promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any material noncompliance with
       ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv)
       any threatened or pending litigation or similar proceeding affecting the
       Borrower or any Affiliate which could have a Materially Adverse Effect, or any material adverse change in any such litigation or proceeding previously reported, and (v) material claims against any assets or properties of the Borrower or any of its Affiliates encumbered in favor of the Bank; and

              (e) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

              7.2 Negative Covenants. The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not, without the prior written consent of the
Bank:

              (a) make any distributions on or in respect of its capital of any nature whatsoever to its shareholders in their capacity as shareholders;

              (b) become party to a merger or sale-leaseback transaction, or effect any disposition of assets other than in the ordinary course.

                       8. EVENTS OF DEFAULT; ACCELERATION

              Each of the following shall constitute an Event of Default under this Agreement:

              (a) the Borrower shall fail to pay when due and payable any principal of the Loans when the same becomes due;

              (b) the Borrower shall fail to pay interest on the Loans or any other sum due under any of the Loan Documents within two (2) Business
       Days after the date on which the same shall have first become due and payable;

              (c) the Borrower shall fail to perform any term, covenant or agreement contained in (sections) 7.1(c)(i) and 7.2;

              (d) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document within fourteen (14) days after the Bank has given written notice of such failure to the Borrower;

              (e) any representation or warranty of the Borrower in the Loan
       Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

              (f) the Borrower, or any Affiliate of Borrower, shall be in default (after any applicable period of grace or cure period) under any agreement evidencing Indebtedness owing to the Bank, or shall fail to pay such Indebtedness when due (after any applicable period of grace or cure period);

              (g) any of the Loan Documents shall cease to be in full force and effect;

              (h) the Borrower (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv)
       shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v)
       shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

              (i) the Borrower shall be unable to pay its debts as they mature;

              (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower that, together with other outstanding claims and execution actions against the
       Borrower exceeds $200,000 in the aggregate;

              (k) the commencement of a foreclosure proceeding affecting any
       Approved Geothermal Project;

                                       10

              (l) the Borrower, or any Affiliate of Borrower, shall be in default (after any applicable period of grace or cure period) under any agreement evidencing Indebtedness owing to BLITA, or to any Affiliate of
       BLITA other than the Bank, or shall fail to pay such Indebtedness when due (after any applicable period of grace or cure period); or

              (m) a change in the financial condition or affairs of Borrower which in the reasonable opinion of the Bank materially reduces Borrower's ability to pay all the Obligations.

              If any of the Events of Default shall occur and be continuing, then, or at any time thereafter:

              (a) In the case of any Event of Default under clause (h) or (i), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan
       Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower;

              (b) In the case of any Event of Default under clause (a) or (b), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

              (c) In the case of any Event of Default other than (a), (b), (h)
       or (i), the Bank may, by two (2) Business Days' prior written notice to the Borrower, and where such Event of Default has not been cured during such period, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

              No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

                                       11

                                   9. SETOFF

              Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

                               10. MISCELLANEOUS

              (a) The Borrower agrees to indemnify and hold harmless the Bank, its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind, including reasonable legal fees, arising out of the Loan Documents, and including claims in respect of the application of Environmental Laws to the Borrower, absent the gross negligence and willful misconduct of the Bank.

              (b) The Borrower shall pay to the Bank promptly on demand in accordance with the mutual agreement of the Bank and the Borrower reasonable costs and expenses (including reasonable legal fees) incurred by the Bank in connection with the subsequent amendment, administration or enforcement of any of the Loan Documents, provided that the costs and expenses incurred with respect to the execution and preparation of this Agreement, and the related documents by counsel to the Bank shall not exceed the maximum amount of US$
7,000.

              (c) Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address.

              (d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such

                                       12

invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

              (e) THIS AGREEMENT AND THE RESTATED NOTE ARE CONTRACTS UNDER THE
LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND
GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY
OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR
ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

              (f) In the event of inconsistency between this Agreement and any other Loan Document, the provisions of this Agreement shall control.

              IN WITNESS WHEREOF, the undersigned have duly executed this Bridge
Loan Agreement as a sealed instrument as of the date first above written.

                              ORMAT NEVADA, INC.

                              By:   /s/ Connie Stechman
                                    ---------------------------------
                                    Name: Connie Stechman
                                    Title: Assistant Secretary
                                    Address: 980 Greg Street
                                             Sparks, NV  90431
                                    Phone: 775-356-9029
                                    Fax: 775-356-9039

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                              BANK LEUMI USA

                              By:   /s/ Michaela Klein
                                    --------------------------------
                                    Name: Michaela Klein
                                    Title: Senior Vice President

                              By:   /s/ Yuval Talmy
                                    --------------------------------
                                    Name: Yuval Talmy
                                    Title: Assistant Vice President
                                    Address: 564 Fifth Avenue
                                             New York, NY 10036
                                    Phone: 212-626-1061
                                    Fax: 212-626-1072